UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-KCURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest reported) September 14, 2007

IELEMENT CORPORATION
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(Exact name of registrant as specified in its charter)

NEVADA   000-29331    76-0270295
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(State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification No.)

17194 Preston Road, Suite 102, PMB 341, Dallas, TX 75248
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(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (214) 254-3425
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On September 14, 2007 IElement terminated negotiations with Micro Data Systems. IElement and Micro Data Systems had previously entered into a letter of intent whereby IElement Corporation may have acquired Micro Data Systems in a merger transaction. IElement described the binding provisions of the Letter of Intent in its Form 8-K filed on August 13, 2007, all of which provisions have expired by their own terms.

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 14, 2007 Art Eckert was removed from the Board of Directors. Mr. Eckert was removed as a result of the termination of negotiations with Micro Data Systems regarding a potential merger transaction. Mr. Eckert was previously appointed to the Board of Directors as an advisor to Micro Data Systems and to assist in the due diligence process.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2007

IELEMENT CORPORATION

By: /s/Ivan Zweig
Name: Ivan Zweig
Title: Chief Executive Officer